UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 24, 2005

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement.

On January 24, 2005, Vicuron Pharmaceuticals Inc. (the “Company”) issued a press release announcing the appointment of David S. Krause, M.D. as the Company’s Executive Vice President and Chief Medical Officer. Dr. Krause will replace Timothy J. Henkel, M.D., Ph.D., who is leaving the Company to pursue other opportunities.

Dr. Henkel’s December 19, 2000 employment agreement with the Company was terminated on January 24, 2005 in connection with Dr. Henkel’s departure. A description of Dr. Henkel’s December 19, 2000 employment agreement is included in the Company’s Definitive Proxy Statement for the 2001 Annual Meeting, filed with the Securities and Exchange Commission on April 26, 2001 (which description is incorporated herein by reference), and a copy of the employment agreement is included as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and is incorporated herein by reference. The description of the employment agreement is qualified in its entirety by the contents thereof.

Dr. Henkel will receive from the Company the consideration referenced in Section IV(C)(2) of the employment agreement in connection with the termination thereof.

Item 8.01 Other Events.

The information provided under Item 1.02 of this report is incorporated herein by reference. A copy of the January 24, 2005 press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(c)	Exhibits

99.1	Press Release of Vicuron Pharmaceuticals Inc. dated January 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.
(Registrant)

Date: January 28, 2005	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description
99.1	Press release of Vicuron Pharmaceuticals Inc. dated January 24, 2005.